Exhibit 99.1

Answers Reports First Quarter 2006 Financial Results
30% Sequential Revenue Growth

New York, NY, May 8, 2006 - Answers Corporation (NASDAQ: ANSW), creators of Answers.com™, today reported unaudited financial results for the first quarter ended March 31, 2006.

“We continue to experience solid growth in our business. Revenues rose 30% sequentially, even though the first quarter is seasonally a weaker quarter for advertising,” said Bob Rosenschein, Answers’ Chairman and Chief Executive Officer. “We are driving this overall growth through investments in Answers.com content and technology. We are moving forward on our strategic priorities of both improving traffic and per-query monetization.”

“Average daily queries in Q1 2006 rose to 2.6 million, an increase of 24% over the 2.1 million in Q4,” said Steve Steinberg, CFO. “Our average revenue per thousand queries (RPMs) rose to $4.67, an increase of 12% over last quarter’s $4.18. We are pleased with the continued progress in these two crucial areas.”

Q1 2006 Financial Results

•	Answers reported total revenues of $1.154 million for the first quarter of 2006, an increase of $265 thousand or 30%, over the $889 thousand reported in the last quarter of 2005.

•
Answers.com advertising revenues, which accounted for almost all of the Company’s revenues, were $1.090 million for the first quarter of 2006, an increase of $283 thousand or 35%, over the $807 thousand reported in the last quarter of 2005.

•	GAAP operating loss in the first quarter of 2006 was $3.609 million, an increase of $1.631 million or 82%, over the $1.978 million reported in the last quarter of 2005.

•	Non-GAAP operating loss in the first quarter of 2006 was $886 thousand, an improvement of $188 thousand or 18%, compared to the $1.074 million reported in the last quarter of 2005.

•
GAAP net loss in the first quarter of 2006 was $3.480 million, an increase of $1.664 million or 92% over the $1.816 million reported in the last quarter of 2005. GAAP net loss per share for the first quarter of 2006 was $0.47, compared to $0.25 for the last quarter in 2005.

•
Non-GAAP net loss in the first quarter of 2006 was $757 thousand, an improvement of $155 thousand or 17% compared to the $912 thousand reported in the last quarter of 2005. Non-GAAP net loss per share for the first quarter of 2006 was $0.10, compared to $0.13 for the last quarter in 2005.

Non-GAAP operating expenses, Non-GAAP operating loss, Non-GAAP net loss, and Non-GAAP net loss per share are computed net of certain material items, as follows: (1) stock-based compensation and (2) amortization of acquired technology and write-off of in-process research and development (IPR&D), resulting from the acquisition of Brainboost Technology, LLC. On December 1, 2005, the Company acquired Brainboost Technology, LLC, creators of the Brainboost Answer Engine, for $4 million in cash and 439,000 shares of restricted stock, including certain price protection rights. Further details regarding this transaction can be found in the Form 8-K filed with the SEC on December 7, 2005, Commission File No. 1-32255. The Non-GAAP financial measures are provided to enhance the overall understanding of our current financial performance and prospects for the future. Specifically, we believe the Non-GAAP financial measures provided are useful information to both management and investors by excluding certain items that may not be indicative of our core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The Non-GAAP financial measures have been reconciled to the nearest GAAP measure and are included at the end of this release.

Business Outlook - Second Quarter 2006

The following business outlook is based on the Company’s current information and expectations as of May 8, 2006. Answers does not expect, and undertakes no obligation, to update the outlook, or any portion thereof, prior to the release of the Company’s next quarterly earnings announcement, notwithstanding subsequent developments; however, Answers may update the outlook or any portion thereof at any time at its discretion.

Three months ending June 30, 2006
$ (thousands)

Revenues	1,400 - 1,450

Operating loss before stock-based compensation and amortization related to the Brainboost acquisition:

Operating loss	2,975 - 3,060
Less, stock-based compensation, including amounts resulting from portions of the stock component of the Brainboost purchase price that were deemed compensation expense	1,825 - 1,860
Less, amortization of acquired technology related to the Brainboost acquisition	225

Operating loss before stock-based compensation and amortization stemming from the Brainboost acquisition:	925-975

A conference call to review the Q-1 2006 financial results will follow this release today at 4:30 PM EDT. The company’s management will host the call, discuss its quarterly results and will provide insight into its business outlook. The call will be followed by a question and answer session. Investors are invited to listen to the conference call and the replay over the Internet through Answers' Website, within its Investor Relations page at http://ir.answers.com. To listen to the live call via webcast, please go to our Website at least 10 minutes early to connect and register. To dial in to listen and/or submit a question, please dial 800-921-9431 and request the Answers call. For those unable to listen to the live broadcast, a replay will be available on the site shortly after the call, and will remain available on the site for at least one week following the call.

About Answers

Answers Corporation (NASD: ANSW) operates www.answers.com, which supplies answers covering over 3 million topics to curious Internet users. Answers.com offers clear, authoritative content drawn from high-quality titles, as well as writing by its own editorial team. Founded in 1999 by CEO Bob Rosenschein, Answers Corporation also partners with, among others, Firefox, Opera, The New York Public Library and A9.com. For investment information, visit ir.answers.com.

Cautionary Statement

Some of the statements included in this press release are forward-looking statements that involve a number of risks and uncertainties, including, but not limited to, statements regarding future market opportunity and future financial performance. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including, but not limited to, our inability to increase the number of persons who use our products, our inability to increase the number of partners who will generate increased traffic to our sites, our failure to improve the monetization of our products, a change in the algorithms and methods used by search engines to identify web pages towards which traffic will ultimately be directed or a decision to otherwise restrict the flow of users visiting www.answers.com, a decision by Google, Inc. to discontinue directing user traffic to www.answers.com through its definition link and other risk factors identified from time to time in our SEC filings, including, but not limited to, our annual report on Form 10-KSB filed in March 2006. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.answers.com. The information in Answers' website is not incorporated by reference into this press release and is included as an inactive textual reference only.

(Tables to follow)

Investor Contact:	Press Contact:

Bruce D Smith, CFA,	Jay Bailey
VP IR and Strategic Development	Director of Marketing
+1-646-502-4780	+1-888-248-9613
bruce@answers.com	j@answers.com

Answers Corporation

Unaudited Interim Consolidated Statements of Operations

(in thousands, except for share and per share data)

	Three months ended March 31
	2006	2005
	$	$

Revenues:
Answers.com advertising revenue	1,090	107
Co-Brands and licensing services	53	19
Subscriptions	11	50
	1,154	176

Costs and expenses:
Cost of revenue	684	243
Research and development	2,637	296
Sales and marketing	642	361
General and administrative	800	852
Total operating expenses	4,763	1,752

Operating loss	(3,609)	(1,576)

Interest income, net	141	86
Other expense, net	(3)	-

Loss before income taxes	(3,471)	(1,490)

Income taxes	(9)	(15)

Net loss	(3,480)	(1,505)

Basic and diluted net loss per common share	(0.47)	(0.25)

Weighted average shares used in computing basic and diluted net loss per common share	7,432,817	6,043,796

Answers Corporation

Unaudited reconciliation of Non-GAAP results of operations measures to the nearest comparable GAAP measures

(in thousands, except share and per share data)

	Three months ended March 31, 2006			Three months ended December 31, 2005
	Actual	Adjustments	Non-GAAP Results	Actual	Adjustments	Non-GAAP Results
	$	$	$	$	$	$

Revenues	1,154	-	1,154	889	-	889

Cost of revenue	684	(1)28	433	413	(2)74	339
		(2)223
Research and development	2,637	(1)90	454	1,159	(1)1	363
		(3)2,093			(3)795
Sales and marketing	642	(1)151	491	493	(1)1	492
General and administrative	800	(1)138	662	802	(1)33	769
Total operating expenses	4,763	2,723	2,040	2,867	904	1,963

Operating loss	(3,609)	2,723	(886)	(1,978)	904	(1,074)

Interest income, net	141	-	141	168	-	168
Other expense, net	(3)	-	(3)	(7)	-	(7)

Loss before income taxes	(3,471)	2,723	(748)	(1,817)	904	(913)

Income taxes	(9)	-	(9)	1	-	1

Net loss	(3,480)	2,723	(757)	(1,816)	904	(912)

Net loss per share - basic and diluted	(0.47)		(0.10)	(0.25)		(0.13)

Shares used in per share calculation - basic and diluted	7,432,817		7,432,817	7,230,494		7,230,494

(1)	To eliminate stock-based compensation costs, except for amounts resulting from the Brainboost acquisition noted in (3) below.

(2)
To eliminate $223 thousand and $74 thousand amortization of acquired technology in Q1-2006 and Q4-2005, respectively, resulting from the acquisition of the Brainboost answer engine in December 2005. The Q4 2005 amortization has been reclassified from Research and
Development to Cost of Revenue to conform to the presentation in Q1 2006. Balance remaining as of March 31, 2006, of $5,058 thousand, to be amortized through December 2011.

(3)	To eliminate the following charges, all stemming from the acquisition of the Brainboost answer engine in December 2005:

• $2,093 thousand and $698 thousand of stock-based compensation costs in Q1-2006 and Q4-2005, respectively, resulting from certain portions of the stock component of the Brainboost purchase price that we deemed compensation expense. Balance remaining as of March 31, 2006, of $1,396 thousand, to be amortized through May 2006.
• $97 thousand in-process research and development charge in Q4-2005.

Answers Corporation

Unaudited Condensed Interim Consolidated Balance Sheets

(in thousands)

	March 31	December 31
	2006	2005
	$	$
Assets

Current assets:
Cash and cash equivalents	2,759	2,840
Investment securities	10,312	11,163
Accounts receivable	617	451
Other prepaid expenses and other current assets	372	349
Total current assets	14,060	14,803

Long-term deposits (restricted)	212	211

Deposits in respect of employee severance obligations	629	610

Property and equipment, net	652	597

Other assets:
Intangible assets, net	5,186	5,384
Prepaid expenses, long-term	270	254
Deferred tax asset, long-term	18	13
Total other assets	5,474	5,651

Total assets	21,027	21,872

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	145	305
Accrued expenses	675	673
Accrued compensation	468	322
Deferred revenues, short-term	47	67
Total current liabilities	1,335	1,367

Long-term liabilities:
Liability in respect of employee severance obligations	683	622
Deferred tax liability, long-term	112	98
Deferred revenues, long-term	436	442
Total long-term liabilities	1,231	1,162

Stockholders' equity:
Common stock; $0.001 par value	8	8
Additional paid-in capital	68,574	69,492
Deferred compensation	-	(3,518)
Accumulated other comprehensive loss	(31)	(29)
Accumulated deficit	(50,090)	(46,610)
Total stockholders' equity	18,461	19,343

Total liabilities and stockholders' equity	21,027	21,872